Exhibit 99.2

EV ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of September 30, 2006 and for the nine months ended September 30, 2006

INDEX

Page

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2006	2
Unaudited Pro Forma Combined Statement of Operations for the nine months
ended September 30, 2006	3
Notes to Unaudited Pro Forma Combined Financial Statements	4

EV ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(In thousands)

		Pro Forma
	Combined	Adjustments	Pro Forma
	Predecessor	Five States	As
	Entities	Acquisition	Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$2,902	$	$2,902
Accounts receivable:
Oil and natural gas sales	6,786		6,786
Other	1,284		1,284
Interest and commodity hedge asset - related party	3,115		3,115
Commodity hedge asset - third party	5,252		5,252
Prepaid and other current assets	4,226	80	4,306
Total current assets	23,565	80	23,645

Natural gas and oil properties, net	66,836	28,646	95,482
Property, plant and equipment, net	266		266
Long-term commodity hedge asset - related party	1,917		1,917
Long-term commodity hedge asset - third party	3,106		3,106
Other assets	59		59

Total assets	$95,749	$28,726	$124,475

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,723	$285	$3,008
Due to affiliates	5,037		5,037
Commodity hedge liability - related party	266		266
Current income tax payable	4,163		4,163
Deferred income tax payable	2,162		2,162
Other current liabilities	24		24
Total current liabilities	$14,375	$285	$14,660

Asset retirement obligations	2,832	709	3,541
Long-term debt	10,350	27,732	38,082
Deferred income taxes	4,952		4,952
Long-term commodity hedge liability - related party	0		0
Owners' equity	63,240		63,240

Total liabilities and owners' equity	$95,749	$28,726	$124,475

The accompanying notes are an integral part of these pro forma combined financial statements.

EV ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006
(In thousands)

		Pro Forma
	Combined	Adjustments	Pro Forma
	Predecessor	Five States	As
	Entities	Acquisition	Adjusted
Revenues:
Oil and natural gas revenues	$34,379	$7,399	$41,778
Realized gain on oil and natural gas derivatives	1,254	-	1,254
Transportation and marketing-related revenues	4,458	-	4,458

Total revenues	40,091	7,399	47,490

Operating costs and expenses:
Lease operating expenses and production taxes	6,270	1,907	8,177
Cost of purchased natural gas	3,860	-	3,860
Exploration expenses	1,061	-	1,061
Dry hole costs	354	-	354
Impairment of unproved oil and natural gas properties	90	-	90
Asset retirement obligations accretion expense	129	24	153
Depreciation, depletion and amortization	4,388	1,760	6,148
General and administrative expenses	1,449	-	1,449
Management fees	42	-	42

Total operating costs and expenses	17,643	3,691	21,334

Operating income	22,448	3,708	26,156
Other expense, net	(229)	(1,338)	(1,567)

Income before income taxes and equity in income of affiliates	22,219	2,370	24,589
Income tax provision	(5,809)	-	(5,809)
Equity in income of affiliates	164	-	164

Net income	$16,574	$2,370	$18,944

The accompanying notes are an integral part of these pro forma combined financial statements.

EV ENERGY PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

Note 1. General

EV Energy Partners, L.P. (the “Partnership”) is a limited partnership formed in April 2006 by EnerVest Management Partners, Ltd. (“EnerVest”) to acquire the assets and operations of its predecessors (collectively, the “Combined Predecessor Entities”). The formation transactions and the closing of the initial public offering of the Partnership were consummated effective October 1, 2006.

The accompanying unaudited pro forma combined financial statements give effect to the acquisition of certain oil and natural gas properties from Five States Energy Company, L.L.C. (the “Five States Assets”). The unaudited pro forma combined statement of operations for the nine months ended September 30, 2006 is based on the historical financial statements of the Combined Predecessor Entities and the historical statement of revenues and direct operating expenses of the Five States Assets. The unaudited pro forma combined balance sheet as of September 30, 2006 is based on the historical combined balance sheet of the Combined Predecessor Entities and gives effect to the acquisition of the Five States Assets as of such date.

Note 2. Unaudited Pro Forma Combined Balance Sheet Adjustments as of September 30, 2006

The following table summarizes unaudited pro forma combined balance sheet adjustments (dollars in thousands):

	(a)	(b)	Pro Forma Adjustments

ASSETS
Current assets:
Cash and cash equivalents	$-	$-	$-
Accounts receivable:
Oil and natural gas sales	-	-	-
Other	-	-	-
Interest and commodity hedge asset - related party	-	-	-
Commodity hedge asset - third party	-	-	-
Deferred income taxes	-	-	-
Prepaid and other current assets	80	-	80

Total current assets	80	-	80

Natural gas and oil properties, net	27,937	709	28,646
Property, plant and equipment, net	-	-	-
Long-term commodity hedge asset - related party	-	-	-
Long-term commodity hedge asset - third party	-	-	-
Other assets	-	-	-

Total assets	$28,017	709	$28,726

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$285	$-	$285
Due to affiliates	-	-	-
Commodity hedge liability - related party	-	-	-
Commodity hedge liability - third party	-	-	-
Current income tax payable	-	-	-
Deferred income tax payable	-	-	-
Other current liabilities	-	-	-
	285	-	285
Total current liabilities	-	-	-

Asset retirement obligations	-	709	709
Long-term debt	27,732	-	27,732
Deferred income taxes	-	-	-
Long-term commodity hedge liability - related party	-	-	-
Owners' equity	-	-	-

Total liabilities and owners' equity	$28,017	$709	$28,726

(a)	Reflects the acquisition of the Five States Assets as of September 30, 2006 through long-term borrowings under the Partnership’s long-term credit facility.

(b)	Reflects the asset retirement obligations assumed at time of purchase relative to the Five States Assets.

Note 3. Unaudited Pro Forma Combined Statement of Operations Adjustments for the Nine Months Ended September 30, 2006

The following table summarizes unaudited pro forma combined statement of operations adjustments (dollars in thousands):

	(a)	(b)	(c)	Pro Forma Adjustments
Revenues:
Oil and natural gas revenues	$7,399	$-	$-	$7,399
Realized gain on oil and natural gas derivatives	-	-	-	-
Transportation and marketing-related revenues	-	-	-	-

Total revenues	7,399	-	-	7,399

Operating costs and expenses:
Lease operating expenses and production taxes	1,907	-	-	1,907
Cost of purchased natural gas	-	-	-	-
Exploration expenses	-	-	-	-
Dry hole costs	-	-	-	-
Impairment of unproved oil and natural gas properties	-	-	-	-
Asset retirement obligations accretion expense	-	24	-	24
Depreciation, depletion and amortization	-	1,760	-	1,760
General and administrative expenses	-	-	-	-
Management fees	-	-	-	-

Total operating costs and expenses	1,907	1,784	-	3,691

Operating income	5,492	(1,784)	-	3,708
Other expense, net	-	-	(1,338)	(1,338)

Income before income taxes and equity in income of affiliates	5,492	(1,784)	(1,338)	2,370
Income tax provision	-	-	-	-
Equity in income of affiliates	-	-	-	-

Net income	$5,492	$(1,784)	$(1,338)	$2,370

(a)	Reflects the historical revenues and direct operating expenses of the Five States Assets for the nine months ended September 30, 2006.

(b)	Reflects incremental depletion expense and accretion expense related to the acquisition costs of the Five States Assets.

(c)	Reflects incremental interest expense incurred on the credit facility borrowings to finance the purchase of the Five States Assets.